POWER OF ATTORNEY Know all by these presents, that the undersigned hereby additionally constitutes and appoints Kim H. Liou, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (l) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Pattem Energy Group Inc. (the "Company"), Forms 3,4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 andthe rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attomey-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attomey-in- fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attomey and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attomey shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomey-in-fact. This Power of Attorney is in addition to the Power of Attorney previously executed by the undersigned on September 26,2013 relating to substantially similar matters.

IN WITNESS the has caused this Power of Attorney to be executed as of this day of 2018. Signature Hunter Armistead Print Name 2 erqa" _____ -{* . ---lt-=F\ -r ="*:-v